As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-288198

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fidelity National Information Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	37-1490331
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

347 Riverside Avenue

Jacksonville, Florida 32202

(904) 438-6000

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Caroline Tsai

Chief Legal & Corporate Affairs Officer and Corporate Secretary

347 Riverside Avenue

Jacksonville, Florida 32202

(904) 438-6660

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Robert S. Rachofsky

Danielle Scalzo

Julian D. Golay

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Fidelity National Information Services, Inc. (together with its subsidiaries, “FIS”) is filing this Post-Effective Amendment No. 1 (“Amendment No.1”) to the Registration Statement on Form S-3 (Registration No. 333- 288198) (the “Registration Statement”) solely to file additional exhibits, including a Form of Base Indenture, relating to the issuance from time to time in one or more series of debentures, notes, bonds or other evidences of indebtedness. This Amendment No. 1 consists only of the facing page, this explanatory note and Item 16 of the Registration Statement. No other changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus has been omitted from this filing. This Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits beginning on page II-2.

INDEX TO EXHIBITS

4.1	Form of Senior Indenture.

5.1	Opinion of Willkie Farr & Gallagher LLP.

23.2	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

25.3*	Statement of Eligibility on Form T-1.

*	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on February 26, 2026.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Caroline Tsai
Name: Caroline Tsai
Title: Chief Legal & Corporate Affairs Officer and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Caroline Tsai and David Cebollero, or either of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title

* Stephanie Ferris	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2026

* James Kehoe	Chief Financial Officer (Principal Financial Officer)	February 26, 2026

* Alexandra Brooks	Chief Accounting Officer (Principal Accounting Officer)	February 26, 2026

* Jeffrey A. Goldstein	Chairman of the Board and Director	February 26, 2026

* Nicole Anasenes	Director	February 26, 2026

* Mark D. Benjamin	Director	February 26, 2026

Signature	Title

* Kourtney Gibson	Director	February 26, 2026

* Lisa A. Hook	Director	February 26, 2026

* Kenneth T. Lamneck	Director	February 26, 2026

* Gary L. Lauer	Director	February 26, 2026

* James B. Stallings, Jr.	Director	February 26, 2026

/s/ Anil Chakravarthy Anil Chakravarthy	Director	February 26, 2026

* By:	/s/ Caroline Tsai
Caroline Tsai as Attorney-in-Fact

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